[Coopers & Lybrand L.L.P. Letterhead]



                                           March 31, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by North Lily Mining Company, copy attached, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of March, 1997. We agree with the statements concerning our Firm in such Form 8-K.


                                           Very truly yours,

                                                /s/Coopers & Lybrand L.L.P.

                                           Coopers  & Lybrand L.L.P.